Exhibit 5.1

Prime Number Holding Limited 89 Nexus Way, Camana Bay Grand Cayman, KY1-9009 Cayman Islands	D	+852 3656 6054 +852 3656 6061
	E	nathan.powell@ogier.com florence.chan@ogier.com

	Reference:	Reference: FYC/AGA/504747.00001

17 July 2023

Dear Sirs

Prime Number Holding Limited (the Company)

We have been requested to provide you with an opinion on matters of Cayman Islands law in relation to the Company’s registration statement filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), on Form F-4, such registration statement including all amendments or supplements to such form filed with the Commission (the Registration Statement). The Registration Statement relates to the transactions contemplated in the business combination agreement dated as of 29 December 2022 (the Agreement) by and among (i) Prime Number Acquisition I Corp. (the Acquiror), (ii) the Company; (iii) Prime Number Merger Sub Inc. (the Merger Sub); (iv) Prime Number New Pte. Ltd. (the New SubCo); (v) NOCO-NOCO PTE. LTD. (the Target); and (vi) certain shareholders of the Target, pursuant to which the Company will issue the following securities (the Securities) as will be determined in accordance with the Agreement:

(a)

such number of ordinary shares with US$0.0001 par value each of the Company (each an Ordinary Share) to the existing shareholders of the Acquiror (including, without limitation, the Ordinary Shares issuable to the existing rights holder of the Acquiror) (collectively, the SPAC Shares) as set out in the Registration Statement and in accordance with the terms of the Agreement;

(b)

up to an aggregate of 138,313,432 of Ordinary Shares to the existing shareholders of the Target (the Consideration Shares, and together with the SPAC Shares, the Offering Shares) in accordance with the terms of the Agreement; and

(c)

such number of warrants to purchase Ordinary Shares to the existing warrant holders of the Acquiror (the Warrants) in accordance with the terms of the Agreement and the Warrant Assumption Agreement (as defined below).

This opinion letter is given in accordance with the terms of the legal matters section of the Registration Statement.

Ogier British Virgin Islands, Cayman Islands, Guernsey, Jersey and Luxembourg practitioners Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Michael Snape Justin Davis	Florence Chan Lin Han Cecilia Li Rachel Huang Richard Bennett James Bergstrom Marcus Leese

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Registration Statement. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Statutory Books and the Director’s Certificate is accurate and complete as at the date of this opinion;

(e)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(f)	the Board Resolutions have not been amended, varied or revoked in any respect;;

(g)	the Warrant Assumption Agreement will be duly executed, dated and delivered by all parties thereto in materially the same form as the last draft examined by us such that the Company will assume the obligations of the Acquiror under the Original Warrant Agreement;

(h)	neither the sole director of the Company (the Sole Director) or the sole shareholder of the Company have taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets;

(i)	the draft amended and restated articles of association appended to the Registration Statement will be adopted by the Company in accordance with the Memorandum and Articles of Association prior to the date that any Offering Shares are issued by the Company; and

(j)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 2 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar of Companies).

Securities

(b)	The Offering Shares to be offered and issued by the Company as contemplated by the Registration Statement and the Agreement have been duly authorised for issue and when:

(i)

issued by the Company against payment in full of the consideration thereof in accordance with the terms set out in the Registration Statement, the Agreement and the Company's then effective memorandum and articles association; and

(ii)	such issuances of Offering Shares have been duly registered in the Company's register of members as fully paid shares,

will be validly issued, fully paid and non-assessable.

(c)

The Warrants to be issued by the Company as contemplated by the Registration Statement, the Agreement and the Warrant Agreement have been duly authorised for issue and when issued by the Company against payment in full of the consideration thereof in accordance with the terms set out in the Registration Statement, the Agreement, the Warrant Agreement and the Company's then effective memorandum and articles association and all conditions set forth in the Warrant Agreement have been satisfied, will be validly issued and fully paid.

(d)

Any Ordinary Shares which are to be issued pursuant to the Warrants, in each case when the Warrants are exercisable under the terms of the Warrants and the Warrant Agreement as referred to within the Registration Statement, have been duly authorised for issue and, when:

(i)

issued by the Company upon due exercise of the Warrants in accordance with the terms of the Warrants and the Warrant Agreement as referred to in the Registration Statement and in accordance with the Company's then effective memorandum and articles association; and

(ii)	such issuances of Ordinary Shares have been duly registered in the Company's register of members as fully paid shares,

will be, subject to payment of the exercise price therefor under the terms of the Warrants, validly issued, fully paid and non-assessable.

4	Matters not covered

We offer no opinion:

(a)

as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)

except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the documents reviewed (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the documents and any other agreements into which the Company may have entered or any other documents; or

(c)

as to whether the acceptance, execution or performance of the Company’s obligations under the documents reviewed by us will result in the breach of or infringe any other agreement, deed or document (other than the Memorandum and Articles of Association) entered into by or binding on the Company.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Who can rely on this opinion

6.1

This opinion is given for your benefit in connection with the Company. With the exception of your professional advisers (acting only in that capacity) and purchasers of the Offering Shares and Warrants pursuant to the Registration Statement, it may not be relied upon by any person, other than persons entitled to rely upon it pursuant to the provisions of the Act, without our prior written consent.

6.2

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to this firm in the Registration Statement under the heading “Legal Matters” and “Enforcement of Civil Liabilities”.

Yours faithfully

Ogier

SCHEDULE 1

List of Documents Examined

1	The certificate of incorporation of the Company dated 28 December 2022 issued by the Registrar of Companies.

2	The memorandum and articles of association of the Company dated 28 December 2022 (the Memorandum and Articles of Association).

3	The draft form of the amended and restated memorandum and articles of association of the Company appended to the Registration Statement to be adopted by the Company with effect from the closing of the Offering.

4	A certificate of good standing dated 10 July 2023 issued by the Registrar of Companies in respect of the Company (the Good Standing Certificate).

5	The written resolutions of the Sole Director dated 3 February 2023 and 12 July 2023 (together, the Board Resolutions).

6	The register of members of the Company as at 19 January 2023 (the Register of Members)

7	The register of directors and officers of the Company as at 19 January 2023 (the Register of Directors, and together with the Register of Members, the Statutory Books).

8	A certificate from a director of the Company dated 14 July 2023 as to certain matters of fact (the Director's Certificate).

9	The Registration Statement.

10	The Agreement.

11	A draft warrant assumption agreement to be entered into by the Company, Acquiror and VStock Transfer, LLC, the form of which is annexed to the Agreement and exhibited in the Registration Statement (the Warrant Assumption Agreement).

12	The warrant agreement between the Acquiror and VStock Transfer, LLC dated 12 May 2022 (the Original Warrant Agreement, and together with the Warrant Assumption Agreement, the Warrant Agreement).

13	The Register of Writs maintained by the office of the Clerk of Courts in the Cayman Islands as inspected by us on 14 July 2023.

SCHEDULE 3

Qualifications

Good Standing

1

Under the Companies Act, annual returns in respect of the Company must be filed with the Registrar of Companies, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2

In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar of Companies. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Register of Writs

3	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator or trustee in bankruptcy in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.

Prime Number Holding Limited

Date: 14 July 2023

Ogier

11th Floor, Central Tower

28 Queen's Road Central

Central

Hong Kong

Dear Sirs

Director's Certificate

Prime Number Holding Limited (the Company)

You have been requested to provide a legal opinion in connection with the Company’s registration statement on Form F-4, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission under the United States Securities Act 1933, as amended. The Registration Statement relates to the transactions contemplated in the business combination agreement dated as of 29 December 2022 (the Agreement) by and among (i) Prime Number Acquisition I Corp. (the Acquiror), (ii) the Company; (iii) Prime Number Merger Sub Inc.; (iv) Prime Number New Pte. Ltd.; (v) NOCO-NOCO PTE. LTD. (the Target); and (vi) certain shareholders of the Target, pursuant to which the Company will issue securities as will be determined in accordance with the Agreement.

I acknowledge that your opinion will be given in reliance upon the information set out in this certificate.

I hereby certify that as at the date hereof:

1	you have been provided by us with true and complete copies of:

(a)	the certificate of incorporation of the Company dated 28 December 2022 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the memorandum and articles of association of the Company dated 28 December 2022 (the Memorandum and Articles);

(c)	the draft form of the amended and restated memorandum and articles of association of the Company appended to the Registration Statement to be adopted by the Company with effect from the closing of the Offering;

(d)	a certificate of good standing dated 10 July 2023 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(e)	the written resolutions of the sole director of the Company (the Sole Director) dated 3 February 2023 and 12 July 2023 (together, the Board Resolutions);

(f)	the register of directors and officers of the Company as at 19 January 2023 (the ROD);

Prime Number Holding Limited

(g)	the register of members of the Company as at 19 January 2023 (the ROM, and together with the ROD, the Registers);

(h)	the Registration Statement;

(i)	the Agreement;

(j)	the draft warrant assumption agreement to be entered into by the Company, Acquiror and VStock Transfer, LLC, the form of which is annexed to the Agreement and exhibited in the Registration Statement (the Warrant Assumption Agreement); and

(k)	the warrant agreement between the Acquiror and VStock Transfer, LLC dated 12 May 2022 (the Original Warrant Agreement, and together with the Warrant Assumption Agreement, the Warrant Agreement).

2	the Memorandum and Articles provided to you are in full force and effect and have not been amended, varied, supplemented or revoked in any respect, and shall remain in full force and effect after completion of the offering;

3	no steps have been taken by the Company to wind up the Company and no resolutions have been passed by the shareholders of the Company (the Shareholders) to wind up the Company;

4	the Company is not subject to any legal, arbitral, administration or other proceedings and no notice of an application or order for the appointment of a liquidator or receiver of the Company or any of its assets or of a winding-up of the Company has been received by the Company;

5	the powers and authority of the Sole Director as set out in the memorandum and articles of association of the Company have not been varied or restricted by resolution or direction of the Shareholders;

6	there have been no sealing regulations made by the Sole Director, any committee of the directors or the Shareholders pursuant to the Memorandum and Articles which vary, restrict, override or conflict with the sealing regulations set out in the Board Resolutions;

7	the Board Resolutions have been duly signed by the Sole Director and were passed in accordance with the Memorandum and Articles;

8	the Sole Director and his alternates has disclosed to the Company (if any) all of his direct or indirect interests that conflict or may conflict to a material extent with the interests of the Company;

9	the Board Resolutions are in full force and effect, have not been amended, revoked or rescinded in any way and are the only resolutions passed by the Directors relating to the matters referred to therein;

10	prior to, at the time of, and immediately following execution of any document(s) approved in, the Board Resolutions (the Document(s)), the Company was able to pay its debts as they fell due and it entered into the Document(s) for proper value and not with an intention to defraud or hinder its creditors or by way of undue or fraudulent preference;

Prime Number Holding Limited

11	the Company has no direct or indirect interest in Cayman Islands real property;

12	the Sole Directors has acted bona fide in the interests of the Company and for proper purposes in relation to the transactions mentioned in the Board Resolutions;

13	none of the transactions contemplated by the Document(s) relate to any shares, voting rights or other rights that are subject to a restrictions notice issued pursuant to the Companies Act (Revised) or the Limited Liability Companies Act (Revised) of the Cayman Islands;

14	the persons authorised to execute the Documents on behalf of the Company pursuant to the Board Resolutions did in fact execute the Documents for and on behalf of the Company; and

15	the maximum number of shares to be issued by the Company under the offering pursuant to the Agreement would not exceed the Company's authorised share capital and the consideration payable for the shares shall not be less than the aggregate par value of such number of shares.

I am duly authorised to execute and deliver this certificate on behalf of the Company. I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have personally notified you to the contrary.

Prime Number Holding Limited

Yours faithfully

For and on behalf of

Prime Number Holding Limited

/s/ Dongfeng Wang

Name: Dongfeng Wang
Title: Director